Exhibit 15(b)


          PRICEWATERHOUSECOOPERS

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                                             PRICEWATERHOUSECOOPERS, LLP
                                             2901 North Central Avenue,
                                             Suite 1000
                                             Phoenix AZ  85012-2755
                                             Telephone (602) 280 1800
                                             Facsimile (602) 280 1999





          November 2, 1998




          Securities and Exchange Commission
          450 Fifth Street, N.W.
          Washington, D.C.  20549


          Ladies and Gentlemen:

          We are aware that Tucson Electric Power Company has included our reports dated May 5, 1998 and August 4, 1998 (issued pursuant to the provisions of Statement on Auditing Standards No. 71) in the Prospectus constituting part of its Registration Statement on Form S-4 to be filed on or about November 3, 1993. We are also aware of our responsibilities under the Securities Act of 1933.

          Yours very truly,

          /s/ PricewaterhouseCoopers LLP